UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement

On September 22, 2021, the Board of Directors of the Company approved a second amendment, which became effective on September 27, 2021 (“Amendment No. 2”), of the employment agreement of Timothy Jones, the Company’s President and Chief Executive Officer (the “Employment Agreement”). Mr. Jones is also a director of the Company.

The Amendment reduces the annual Base Salary from $300,000 to $231,000 from October 1, 2021 through March 31, 2022 and restores the annual Base Salary to $300,000 on April 1, 2022. Each month commencing on October 1, 2021 and ending on the last day of the month and on a monthly accumulating basis thereafter until March 31, 2022, during which the Company raises at least $200,000 up to an aggregate amount equal to or greater than $1,200,000, the Base Salary shall be paid in cash at the rate of $19,250 per month as described in Exhibit A to Amendment No. 2. Upon receipt of a financing equal to or greater than the financing amounts in Exhibit A, the appropriate payment obligation shall be wired by the Company to the Executive within two business days of receipt and shall otherwise be due no later than on the dates in Exhibit A.

After March 31, 2022, until such time as at least $2,500,000 has been raised, which, for the purposes of this Section 6, shall include cash actually received plus any reasonably certain and unqualified contractual rights to receive cash within one year, such salary may be accrued and remain unpaid, at the discretion of the Board. In the event that a payment due in accordance with the schedule that is Exhibit A to Amendment No. 2, is not timely paid, and is not cured by payment during the subsequent month inclusive of such subsequent month’s payment due, Executive’s Base Salary shall revert back to $300,000 per year, the schedule that is Exhibit A shall become null and void and the adjustment to a $0 Guaranteed Bonus as described in Section 6.2(iii) of Amendment No. 2 and below shall also be deemed null and void and a payment of $150,000 shall become due and payable as of the same date that the Base Salary is adjusted to $300,000.

If $10,000,000 is raised by April 30, 2022, Mr. Jones’ annual Base Salary will be adjusted to $375,000. Furthermore, if the Board determines that a sufficient amount of funds have been raised or is otherwise available to fund the Company’s operations on an ongoing basis, some or all of the accrued and unpaid Base Salary or Guaranteed Bonus (as described in Section 6.2 of Amendment No. 2) may be paid in cash.

The Amendment also amends the structure of Mr. Jones’ guaranteed bonus by (i) eliminating the $150,000 guaranteed bonus that would have accrued on September 30, 2021 unless a payment due in accordance with Exhibit A of Amendment No. 2 is not timely paid or otherwise cured, the Guaranteed Bonus shall be restored to $150,000 as of the same date that the Base Salary is adjusted to $300,000 per year.

No other amendments were made to the Employment Agreement.

Prior to the approval of Amendment No. 2, the Employment Agreement was filed by the Company on May 6, 2020, as Exhibit 99.1 to a Current Report on Form 8-K. Prior to the approval of Amendment No. 2, the first amendment to the Employment Agreement dated July 31, 2020, was filed by the Company on August 3, 2020 as Exhibit 99.5 to a Current Report of Form 8-K. The description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Amendment No. 2 to Employment Agreement (of Timothy Jones) dated September 23, 2021
99.2	Amendment No. 1 to Employment Agreement, dated July 31, 2020 filed August 3, 2020 as Exhibit 99.5 to a Current Report on Form 8-K, incorporated herein by reference.
99.3	Employment Agreement, dated May 6, 2020, between the Company and Timothy Jones, filed May 6, 2020 as Exhibit 99.1 to a Current Report on Form 8-K, incorporated herein by reference.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2021	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer